EXHIBIT 10.1
Cash Incentive Awards
On February 15, 2006, the Compensation and Personnel Committee (the “Committee”) of the Company’s Board of Directors awarded the following 2005 annual cash incentives:

Ramani Ayer	$3,100,000
Thomas Marra	$1,870,000
David Zwiener	$1,975,000
David Johnson	$1,400,000
Neal Wolin	$1,300,000
Base Salary
The 2006 base salary for each named executive officer, which became effective as of February 1, 2006, is set forth below:

Ramani Ayer	$1,150,000
Thomas Marra	$990,000
David Zwiener	$990,000
David Johnson	$700,000
Neal Wolin	$700,000
The 2005 base salary for each named executive officer, which became effective on February 1, 2005, is set forth below:

Ramani Ayer	$1,150,000
Thomas Marra	$990,000
David Zwiener	$990,000
David Johnson	$650,000
Neal Wolin	$650,000
Stock Options1
On February 15, 2006, options to purchase the number of shares of common stock listed below, at an exercise price of $83.00 per share (the New York Stock Exchange closing price on the date of the grant), were awarded to each named executive officer:

Ramani Ayer	71,750
Thomas Marra	37,789
David Zwiener	37,789
David Johnson	19,731
Neal Wolin	15,546
On February 17, 2005, options to purchase the number of shares of common stock listed below, at an exercise price of $71.27 per share (the New York Stock Exchange closing price on the date of the grant), were awarded to each named executive officer:

Ramani Ayer	79,454
Thomas Marra	43,339
David Zwiener	43,339
David Johnson	21,669
Neal Wolin	17,335

[1]	The stock options awarded in 2006 will vest upon the later of: (i) the date upon which the closing price of the underlying stock on the New York Stock Exchange equals or exceeds $103.75 (125% of the option exercise price) for a period of at least 10 consecutive trading days, and (ii) three years from the grant date.

Restricted Stock
No shares of restricted stock have been awarded to any named executive officers in 2006 to date.
On February 17, 2005, 12,600 and 14,000 shares of restricted stock were awarded to Messrs. Ayer and Johnson, respectively.
Restricted Stock Units2
On February 15, 2006, the named executive officers were granted restricted stock units in the amounts listed below:

Ramani Ayer	24,096.386
Thomas Marra	12,690.763
David Zwiener	12,690.763
David Johnson	6,626.506
Neal Wolin	5,220.884
On February 17, 2005, the named executive officers were granted restricted stock units in the amounts listed below:

Ramani Ayer	25,723.7734
Thomas Marra	14,031.1492
David Zwiener	14,031.1492
David Johnson	7,015.5746
Neal Wolin	5,612.4597
Performance Shares3
On February 15, 2006, the named executive officers were granted performance shares for the performance period from January 1, 2006 through December 31, 2008 in the amounts listed below:

Ramani Ayer	25,520
Thomas Marra	13,441
David Zwiener	13,441
David Johnson	7,018
Neal Wolin	5,529
On February 17, 2005, the named executive officers were granted performance shares for the performance period from January 1, 2005 through December 31, 2007 in the amounts listed below:

Ramani Ayer	25,724
Thomas Marra	14,031
David Zwiener	14,031
David Johnson	7,016
Neal Wolin	5,612

[2]	Each restricted stock unit represents a contractual right to receive one share of common stock of the Company at the end of a three year service period.

[3]	Performance shares represent shares of common stock of the Company which vest upon the Company’s achievement of one or more performance objectives over the performance period established by the Committee. The performance shares will not vest and become payable unless and until the Committee determines, following the end of the performance period, that the performance objectives have been met. Depending on the Company’s performance relative to the specific financial performance goals set for the performance period, payouts may range between zero percent and 200 percent of the number of performance shares, with a target of 100 percent.

Performance Share Award Payouts
On February 15, 2006, the Committee determined that: (i) based on the Company’s performance during the period from January 1, 2003 through December 31, 2005, the performance shares granted on February 20, 2003 should be paid-out at the maximum amount (200% of target) equal to the common stock amounts set forth below for each named executive officer, and (ii) such payouts to the named executive officers would be paid in cash at a price of $83.00 per share (the New York Stock Exchange closing price of a share of common stock on February 15, 2006):

Ramani Ayer	108,376
Thomas Marra	74,926
David Zwiener	74,926
David Johnson	40,140
Neal Wolin	17,394